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                                                                   EXHIBIT 10.31

            METROPOLITAN LIFE AUXILIARY SAVINGS AND INVESTMENT PLAN

                  (Restated Effective Through August 15, 1998)
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             METROPOLITAN LIFE AUXILIARY SAVINGS AND INVESTMENT PLAN
                  (Restated Effective Through August 15, 1998)


         Metropolitan Life Insurance Company and Texas Life Insurance Company, (the Company) hereby continues in force and effect, as restated and amended by this instrument, the Metropolitan Life Auxiliary Savings and Investment Plan (the Plan), which was first established effective January 1, 1983.

                                   Article 1

                                Purpose of Plan

         The Company for many years has maintained a Savings and Investment Plan for its employees. Said plan is qualified under section 401 of the Internal Revenue Code. The Company contributions provided under said Savings and Investment Plan are and always have been reasonable in amount in relation to the covered employees' compensation and services.

         (a) Under section 415 of the Internal Revenue Code as enacted by the Employee Retirement Income Security Act of 1974 (ERISA), and as amended by the Tax Equity and Fiscal Responsibility Act of 1982 (TEFRA), for 1983 and subsequent years the Company contributions for certain Company employees under the Savings and Investment Plan may have to be reduced in order to maintain the tax-qualified status of the Savings and Investment Plan. Therefore, the Company is adopting this Plan to provide benefits to employees and beneficiaries of employees whose Company contributions under the Savings and Investment Plan are reduced because of the limitations in section 415 of the Internal Revenue Code. Such benefits are subject to the Plan's overall benefit limitations set forth under Article 3.

         (b) Under section 401(a)(17) of the Internal Revenue Code, the benefits payable to certain Company employees and their beneficiaries under the Savings and Investment Plan may have to be reduced in order to maintain the tax-qualified status of the Savings and Investment Plan. Under this provision, the Savings and Investment Plan must disregard the annual compensation of any employee to the extent that such compensation exceeds the section 401(a)(17) limitation. Therefore, effective on or after January 1, 1989, this Plan shall provide benefits to employees and beneficiaries of employees whose benefits under the Savings and Investment Plan are reduced as a result of the section 401(a)(17) limitation. Such benefits are subject to the Plan's overall benefit limitations as set forth under Article 3.
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                                    Article 2

                                 Participation

         Each Participant under the Savings and Investment Plan whose Company contributions are reduced because of the application of (i) section 415 of the Internal Revenue Code and/or (ii) section 401(a)(17) of the Internal Revenue Code shall be a Participant in this Plan.

                                    Article 3

                        Vesting and Payment of Benefits

         Benefits under this Plan shall vest in accordance with the vesting schedule applicable to Company contributions under the Savings and Investment Plan and shall be payable to a Participant or the beneficiary of a deceased Participant in amounts equal to the difference between

         (i) the largest amount (together with interest thereon), that would have been contributed by the Company under the Savings and Investment Plan, as amended, under one or more of the following (but without duplication of amount):

                  (a) had the Savings and Investment Plan not been subject to the limitations of section 415 of the Internal Revenue Code (disregarding the limitations under (b) herein); and/or

                  (b) had the Savings and Investment Plan not been subject to the limitations of section 401(a)(17) of the Internal Revenue Code (disregarding the limitations under (a) herein and with respect only to benefits accruable under the Savings and Investment Plan on or after January 1, 1989), less

         (ii) the amounts of benefits that are actually payable under the Savings and Investment Plan.

         Interest will be calculated on such amount at the same rates and over the same period of time as if such amounts had been contributed to the Savings and Investment Plan and invested in the Fixed Income Fund thereunder. Except as otherwise provided in this Article, a Participant may elect, subject to the consent of the Company, to receive benefits in the form of a single sum, installments or an annuity subject to the same duration, terms and conditions under which such methods of distribution are payable under the Savings and Investment Plan. Such election shall be made on a form prescribed by the Company and shall require the Participant to designate the mode of payment requested and the date





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on which benefits will commence to be paid. Benefits shall become payable on the date elected by the Participant in the election form which date shall not be earlier than (i) twelve (12) months subsequent to the date on which the Participant files the election form with the Company; and (ii) the Participant's actual retirement date. If the Participant retired prior to attaining age 70 1/2, and no benefit election form is received from a Participant by April 1st of the calendar year following the calendar year in which the Participant attained age 70 1/2, such Participant will be deemed to have elected to receive his or her account balance in the form of a single sum by April 1st of the calendar year following the calendar year in which he or she attains age 71 1/2. However, if a Participant's vested account balance does not exceed $5,000, determined as of the date of such Participant's retirement or termination of employment, such Participant's vested account balance will be distributed in a single sum as soon as practicable following his or her death, disability, termination of employment or retirement. Notwithstanding the foregoing provisions of this Article 3, no benefits under this Plan will be eligible for any in-service withdrawal by a Participant.

         If, at the time of the Participant's death, amounts remained undistributed to such Participant (unless such Participant was receiving benefit payments in the form of an annuity), then benefit payments shall continue to be made to the Participant's beneficiary in accordance with the method by which benefit payments were being made to the Participant. If, at the time of the Participant's death, benefit payments had not commenced to be made to him or her, then, except as otherwise provided in this Article, the Participant's designated beneficiary may elect, subject to the consent of the Company, to receive benefits in the form of a single sum, installments or an annuity subject to the same duration, terms and conditions under which such methods of distribution are payable to beneficiaries under the Savings and Investment Plan. Such election shall be made on a form prescribed by the Company and shall require the beneficiary to designate the mode of payment requested and the date on which benefits will commence to be paid. If the election form is filed with the Company by December 31 of the year in which the Participant died, benefits payable in the form of an annuity, in installments payable over more than five years certain or in installments payable over the life expectancy of the beneficiary must commence no earlier than the first day of the month which is twelve months after the date the beneficiary files the form with the Company, but no later than December 31 of the year following the year of the Participant's death. Benefits payable in any form other than those forms described in the preceding sentence shall become payable on the date elected by the beneficiary in the election form which date shall not be earlier than twelve
(12) months subsequent to the date on which the beneficiary files the election form with the Company; however, the benefit selected must require the entire account balance to be paid to the beneficiary no later than the December 31 of the year which is the fifth anniversary of the Participant's death.


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         The Participant's beneficiary shall be the beneficiary designated by the Participant under the Savings and Investment Plan. However, if the Participant filed a beneficiary designation under this Plan, upon the Participant's death, benefits shall be payable to the primary beneficiary(ies) designated under this Plan. If there is more than one beneficiary under the Savings and Investment Plan or more than one primary beneficiary under this Plan and the beneficiary designation does not specify the percentage of the Participant's benefit to be paid to each such beneficiary, each beneficiary shall share equally in the benefits under the Plan. If one or more beneficiaries predecease the Participant, the surviving beneficiary(ies) shall share equally in the deceased beneficiary's portion of the Plan benefits. If all primary beneficiaries predecease the Participant, benefits shall be payable to the contingent beneficiary(ies) upon the Participant's death. If there is more than one contingent beneficiary(ies), and the contingent beneficiary designation does not specify the percentage of the Participant's benefit to be paid to each such beneficiary, each contingent beneficiary shall share equally in the benefits under the Plan. If one or more contingent beneficiaries predecease the Participant, the surviving contingent beneficiary(ies) shall share equally in the deceased contingent beneficiary's portion of the Plan benefits. If all contingent beneficiaries predecease the Participant, or if there is no beneficiary designation in effect on the date of the Participant's death, benefits will be payable to the Participant's surviving spouse or, in the absence of such spouse, to the Participant's estate.

         The largest amount under subsection (i) above shall, notwithstanding the actual provisions of the Savings and Investment Plan, also include in the case of a salaried employee who has not received an otherwise final distribution under the Savings and Investment Plan, benefits with respect to any incentive award paid under the Short-Term Performance Compensation Plan after the date the individual retires for purposes of the Metropolitan Retirement Plan, whether paid for the twelve-month period directly preceding the employee's year of retirement and/or for the period running from January 1st of the year of retirement through the date of retirement.

         Notwithstanding any provision to the contrary, no similar benefit that is paid under this Plan shall be paid under any other deferred compensation plan(s) created by the Company or any of its affiliates.

                                    Article 4

                                  Unfunded Plan

         The Plan is completely unfunded, and payment of benefits is supported only by the general assets of each Company. This Plan is entirely separate from the Savings and Investment Plan and participation in this Plan gives a Participant no right to any funds or



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assets of the Savings and Investment Plan or of the Company. The fact that contracts or certificates of the Company may be distributed to recipients of benefits under the Savings and Investment Plan in discharge of the Company's obligations thereunder shall in no way entitle a Participant in this Plan to receive any such contract or certificate in discharge of the Company's obligations hereunder.

                                    Article 5

                  Nontransferability of Participant's Interest

         No Participant shall have any power or right to transfer, assign, mortgage, commute or otherwise encumber any of the benefits payable hereunder, nor shall such benefits be subject to seizure for the payment of any debts or judgments, or be transferable by operation of law in the event of bankruptcy, insolvency or otherwise.

                                    Article 6

                                Effect of Taxes

         In making payments under this Plan, the Company shall withhold any Federal, state or local income or other taxes it determines that it is legally obligated to withhold. In the event the payments received by the Participant result in greater tax burdens (whether income, estate or other tax burdens) than they would if such payments had been able to be received under the Savings and Investment Plan, the Company shall have no obligation to reimburse the Participant for such greater tax burdens.

                                    Article 7

                         Company Interpretation Binding

         In the event of a difference of opinion between a Participant and the Company with respect to the meaning or application of the provisions of the Plan, the Company's final interpretation shall be set forth in writing to the Participant and shall be binding and conclusive.




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                                    Article 8

                                 Governing Law

         To the extent not inconsistent with Federal law, the validity of the Plan and its provisions shall be construed according to the laws of the State of New York.

                                    Article 9

                       Amendment and Termination of Plan

         The Company reserves the right to amend or terminate this Plan hereunder at any time without the consent of any Participant or of any other person. However, any such amendment or termination will not affect adversely the entitlement to benefits hereunder of any Participant or beneficiary receiving benefits under the Plan or any successor plan at or prior to the time of such amendment or termination or of an employee who is a Participant in the Savings and Investment Plan at or prior to the time of such amendment or termination to the extent such benefits are attributable to Company service prior to the date of such amendment or termination.



______________________________     METROPOLITAN LIFE INSURANCE COMPANY
Date


______________________________     _____________________________________
Witness



______________________________     TEXAS LIFE INSURANCE COMPANY
Date


______________________________     _____________________________________
Witness




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